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                                  EXHIBIT 99.4


                           SECOND AMENDED AND RESTATED

                                     BYLAWS
                                       OF
                           DAKOTA GROWERS CORPORATION


                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL

         Section 1.01. REGISTERED AND OTHER OFFICES. The registered office of the corporation in Colorado shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Colorado changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Colorado, as the Board of Directors shall, from time to time, determine.

         Section 1.02. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal," but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

                                   ARTICLE II

                                    DIRECTORS


         Section 2.01 GENERAL PURPOSES. The business and affairs of this Corporation shall be managed by and shall be under the direction of the Board of Directors.


           Section 2.02. NUMBER AND QUALIFICATIONS. The Board of Directors of this corporation shall consist of a minimum of seven (7) persons and a maximum of fifteen (15) persons. The Board of Directors must be comprised of at least five (5) directors who are residents of the State of North Dakota (each director who is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by residents of the State of North Dakota being, individually, a "Qualified Resident Director" and, collectively, the "Qualified Resident Directors"). Further, at least three
(3) of the directors must be agricultural producers, with the ability and resources to produce small grains, including but not limited to Hard Amber Durum wheat (each director who is elected to fill one of the minimum of three
(3) seats on the Board of Directors that are to be held by agricultural producers with the ability and resources to produce small grains being, individually, a "Qualified Producing Director" and, collectively, the "Qualified Producing Directors"). Any one individual who is both a resident of North Dakota and an agricultural producer of small grains may be counted twice solely towards fulfilling the foregoing requirements for the makeup of the Board of Directors. Each of the directors shall hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor shall have been elected and shall qualify, or until he or she shall resign or shall have been removed as hereinafter provided. The number of directors may be increased or, subject to Colorado Business Corporation Act, decreased by any time by action of the Board of Directors. The provisions and requirements of Sections 2.02 and 2.08 of this
Article II shall not be effective until such time of the consummation of the transaction contemplated by that certain Transaction Agreement, dated as of January 31, 2002, as from time to time amended and/or restated, by and among the Corporation, Dakota Growers Pasta Company, a North Dakota cooperative association, Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative association, and Dakota Growers Restructuring Company, Inc. a North Dakota corporation, whereupon the provisions and requirements of Sections 2.02 and 2.08 of this Article II shall automatically be effective.


         Section 2.03. OFFICERS OF THE BOARD. The Board of Directors shall elect a Chairman of the Board of Directors, who shall preside at all meetings of the shareholders and Board of Directors, and who shall have such other powers as the Board shall prescribe, and a Vice-Chairman of the Board of Directors, who shall perform the duties of the Chairman in the absence of the Chairman, and such other duties as may be delegated by the Chairman. The positions of Chairman and Vice-Chairman may not be held by one person.


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         Section 2.04. TERMS OF OFFICE. The Board of Directors shall be divided into three (3) classes designated as follows: Class I, Class I and Class III. There shall be an equal number of directors in each of Class I, Class II and Class III, except that, in the event that the Board of Directors consists of a number of directors such that mathematically there cannot be a equal number of directors in each of Class I, Class II and Class III, then the one remaining director shall be made a member of Class I and, if there is more than one remaining director, the first remaining director shall be made a member of Class I and the second remaining director shall be made a member of Class II. Each director in each Class I, Class II and Class III shall hold office until the third regular meeting of stockholders following the regular meeting of the stockholders at which such director or such director's predecessor was elected, until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided; provided, however, that each initial director who is a member of Class I shall hold office until the corporation's regular meeting of stockholders in 2003; each initial director who is a member of Class II shall hold office until the corporation's regular meeting of stockholders in 2004; and each initial director who is a member of Class III shall hold office until the corporation's regular meeting in 2005.

         Section 2.05. BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Colorado that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. A majority of the directors may call a meeting of the Board of Directors by giving two (2) days notice to all directors of the date and time of meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting.

         Section 2.06. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         Section 2.07. QUORUM. Sixty (60%) percent of the directors currently holding office is a quorum for the transaction of business.

         Section 2.08. REMOVAL AND VACANCIES. Vacancies on the Board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section 2.08 to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders. If a director: (i) is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by Qualified Resident Directors and such director fails to maintain continuous, uninterrupted residency in North Dakota following such director's election to the Board of Directors; or (ii) is elected to fill one of the minimum of three (3) seats on the Board of Directors that are to be held by Qualified Producing Directors and such director no longer has the ability or means to preserve his status as an agricultural producer of small grains following such director's election to the Board of Directors, then such director may be removed, at the discretion of the Board of Directors, pursuant to a majority vote of the then remaining directors.

         Section 2.09. VALIDITY OF BOARD ACTION. No otherwise valid action taken by the Board of Directors shall be void or voidable due to the failure of the Board of Directors to be comprised of at least five (5) Qualified Resident Directors and at least three (3) Qualified Producing Directors at the time of such action if each of the directors then on the Board of Directors who were elected to fill a seat to be held by a Qualified Resident Director or Qualified Producing Director satisfied the requirements to be a Qualified Resident Director or Qualified Producing Director, as the case may be, at the time of such directors' election to the Board of Directors.

         Section 2.10. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees, each such committee to consist of one or more persons who need not be directors. Except as expressly limited by the Colorado Business Corporation Act, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the Board of Directors,


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may also designate one or more additional persons who need not be directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

         Section 2.11. COMPENSATION COMMITTEE. The Board of Directors will appoint three or more directors who are not employees of the Company to serve as members of the Compensation Committee. The Compensation Committee will make recommendations to the Board of Directors regarding stock and compensation plans, approve transactions of certain officers and grant stock options.

         Section 2.12. AUDIT COMMITTEE. The Board of Directors will appoint three or more directors who are not employees of the Company to serve as members of the Audit Committee. The Audit Committee will make recommendations to the Board of Directors regarding the selection of independent auditors, review the scope of audit and other services by the independent auditors, review the accounting principles and auditing practices and procedures to be used for the Company's financial statements and review the results of those audits.

         Section 2.13. NOMINATION COMMITTEE. The Nomination Committee shall be comprised of the Chairman of the Board, the Vice-Chairman and the Chief Executive Officer, except that if one individual holds two of the designated offices, the Board of Directors shall appoint a third member to the Nomination Committee, who need not be a director of the Company. The Nomination Committee will be responsible for recommending nominees to the Board of Directors.

         Section 2.14. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if the number of members of the Board of Directors or the committee, as the case may be, that would otherwise be required to take such action at a meeting of the Board of Directors or the committee at which all members were present consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 2.15. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

         Section 3.01. NUMBER. The officers of the corporation shall consist of a President, who shall be the Chief Executive Officer, a Vice President, a Secretary and a Treasurer. There may also be additional Vice Presidents and such other officers as the Board of Directors, in its discretion, may deem necessary. From among the officers of the corporation, the Board of Directors shall appoint a Chief Financial Officer and a Chief Accounting Officer, for purpose of interaction with the Securities and Exchange Commission. Any two or more offices, except those of President and Vice-President, may be held by one person.

         Section 3.02. ELECTION, TERM OF OFFICE, QUALIFICATIONS. At each annual meeting of the Board of Directors the Board shall elect all of the officers of the corporation. All officers of the corporation except the President shall hold office until the annual meeting of the Board next succeeding their election to office, or until the election and qualification of their respective successors. The President shall continue to hold office until the election and qualification of his successor.

         Section 3.03. REMOVAL AND VACANCIES. Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to any contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.


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         Section 3.04 PRESIDENT. The President shall be the Chief Executive
Officer and shall have responsibility for the general active management of the corporation. The President shall:

         (a) sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation, except in cases which the signing and execution thereof shall be expressly delegates by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by a law to be otherwise signed or executed; and

         (b) perform such other duties as the Board of Directors shall designate.

         Section 3.05. VICE PRESIDENT(s). The Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, the Vice President shall succeed to the President's power and duties in the order designated by the Board of Directors. In the event that additional Vice Presidents are elected by the Board, they shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or President.

         Section 3.06. SECRETARY. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. In his absence at any meeting, an Assistant Secretary or a Secretary Pro Tempore shall perform the Secretary's duties.

         Section 3.07. TREASURER. The Treasurer shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the Board of Directors. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation in the manner prescribed by the Board of Directors, making proper vouchers, therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

         Section 3.08. ADDITIONAL OFFICERS AND AGENTS. The Board of Directors, at its discretion, may appoint a general manager, one or more assistant treasurers, one or more assistant secretaries, and such other officers or agents as it may deem advisable, and may prescribe the duties of any such officer or agent.

         Section 3.09. COMPENSATION. The officers of the corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors.

                                   ARTICLE IV

                                  SHAREHOLDERS

         Section 4.01. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chairman of the Board, in the absence of Board action, or the Board, except that a special meeting called by, or at the demand of a shareholder or shareholders, shall be held in the county where the principal executive office is located. Regular meetings will be held on an annual basis.

         Section 4.02. REGULAR MEETINGS. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the shareholders may be


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transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation.

         Section 4.03. AUDITS AND REPORTS. The Board of Directors may require an auditor to submit a detailed report of the financial condition of any business transacted by the corporation at least monthly, and may have the books audited by a qualified public accountant at least once a year.

         One or more of the officers of the corporation shall submit at each regular meeting of the shareholders a report generally showing the business of the corporation for the previous fiscal year and generally showing the condition of the corporation at the close of such fiscal year.

         Section 4.04 DEMAND BY SHAREHOLDERS. Special meetings may be called for any purpose at any time by a shareholder or a group of shareholders holding ten
(10) percent or more of the voting power of all the shares entitled to vote. Written notice of demand for a special meeting must contain the purpose of the meeting and must be given to the president or secretary of the corporation. The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting.

         Section 4.05. QUORUM; ADJOURNED MEETINGS. The holders of fifty percent (50%) of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided a notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 4.06. VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

         Section 4.07. NOTICE OF MEETINGS. Notice of all meetings of shareholder shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least ten (10), but not more than sixty (60) days before the date of the meeting. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

         Section 4.08. WAIVER OF NOTICE. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         Section 4.09. AUTHORIZATION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER


         Section 5.01. UNCERTIFICATED SHARES. All shares of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-


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Cumulative Preferred Stock, Series D Delivery Preferred Stock and any
series or classes issued from the pool of unclassified Preferred Stock shall be uncertificated when originally issued and shall be originally issued, recorded and transferred by electronic means, in compliance with federal law. Following the date of original issuance of any shares of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock, Series D Delivery Preferred Stock or any series or class issued from the pool of unclassified Preferred Stock, a holder thereof may make a written request, addressed to the attention of the Secretary of the Company, that any or all of such holder's shares be reissued to such holder in certificated form, in which event the Company shall deliver to such holder one or more certificates representing the shares so requested to be reissued in certificated form. Any such written request shall specify: (i) the name and address of the person making the request; (ii) the total number shares within each class of shares held by such person; and (iii) the number of shares within each class of shares held by such person that such person desires to have reissued in certificated form, in addition to any other information that is requested by the Company to be provided to effect the reissuance of such shares in certificated form. The certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles.



            Section 5.02. REPLACEMENT OF CERTIFICATED SHARES. Upon: (i) receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, Series A 6% Redeemable Cumulative
Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock,
Series C 6% Convertible Non-Cumulative Preferred Stock, Series D Delivery Preferred Stock, or any series or class issued from the pool of unclassified Preferred Stock; and (ii) receipt of indemnity reasonably satisfactory to the Company (in the case of any such loss, theft or destruction) or surrender of such certificate (in the case of any such mutilation); and (iii) payment of any costs and/or fees that may be required by the Company and/or the Company's transfer agent, the Company shall promptly execute and deliver in lieu of such certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.


                                   ARTICLE VI

                                   AMENDMENTS

         Section 6.01. Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in the Colorado Business Corporation Act, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings for shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.01. Any person who at any time shall serve or shall have served as director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation, in accordance with and to the fullest extent permitted by the Colorado Business Corporation Act, as it may be amended from time to time.


         The undersigned Secretary hereby certifies that the foregoing Bylaws were adopted as the complete Bylaws of the corporation by the Board of Directors of said corporation as of this 18th day of April, 2002.



                                            /s/ Thomas P. Friezen    , Secretary
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